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October 15, 1996

IDS Global Series, Inc.
  IDS Emerging Markets Fund
  IDS Global Balanced Fund
  IDS Innovations Fund
IDS Tower 10
Minneapolis, Minnesota  55440-0010

Gentlemen:

I have examined the Articles of Incorporation and the By-Laws of IDS Global Series, Inc. (the Company) and all necessary certificates, permits, minute books, documents and records of the Company, and the applicable statutes of the States of Minnesota, and it is my opinion:

(a) That the Company is a corporation duly organized and existing under the laws of the State of Minnesota with an authorized capital stock of 10,000,000,000 shares, all of $.01 par value and that such shares may be issued as full or fractional shares.

(b) That all such authorized shares are, under the laws of the State of Minnesota, redeemable as provided in the Articles of Incorporation of the Company and upon redemption shall have the status of authorized shares and unissued shares;

(c)           That the Board by resolution permitted by Section 1 of
              Article III-Capitalization has properly established series of stock that each evidence an interest in a separate and distinct portion of the Company's assets which are referred to as: IDS Emerging Markets Fund
                                    IDS Global Balanced Fund
                                    IDS Innovations Fund

(d) That the Company elected to register an indefinite number of shares pursuant to Rule 24f-2 and has done so by indicating such election on the facing page of its registration statement filed with the Securities and Exchange on or about July 31, 1996; and

(e) That shares when sold at not less than their par value and in accordance with applicable federal and state securities laws will be legally issued, fully paid and nonassessable.
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I hereby consent that the foregoing opinion may be used in the post-effective amendment to the Company's registration statement for IDS Emerging Markets Fund, IDS Global Balanced Fund and IDS Innovations Fund.

Very truly yours,



Leslie L. Ogg
Attorney at Law
901 S. Marquette Ave., Suite 2810
Minneapolis, Minnesota  55402-3268